OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

RESTATED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Restated Certificate of Incorporation of*

FULLNET COMMUNICATIONS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this 3rd day of June, 2013.

Secretary of State

06/03/2013 09:51 AM
OKLAHOMA SECRETARY OF STATE

FILED - Oklahoma Secretary of State #1900552500 06/03/2013

SOS

21938380002

ENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FULLNET COMMUNICATIONS, INC.

FullNet Communications, Inc., an Oklahoma corporation (this "Corporation"), does hereby certify that:

1. This Corporation hereby restates and amends its Certificate of Incorporation pursuant to Section 1080C of the Oklahoma General Corporation Act.

2. This Corporation was incorporated on May 24, 1995, under the name "Cen-Com of Oklahoma, Inc." and amended its Certificate of Incorporation on December 1, 1995, that changed its name to "FullNet. Communications, Inc."

3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of this Corporation's Certificate of Incorporation by (i) amending Article Fourth to increase the number of authorized shares of capital stock from 10,000,000 to 50,000,000 and to increase the number of authorized shares of common stock from 10,000,000 to 40,000,000 and to authorize 10,000,000 shares of preferred stock; and (ii) to change the name of this Corporation to "FullNet Communications, Inc."; as up to the date and time hereof as previously amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this Amended and Restated Certificate of Incorporation, except as permitted pursuant to Section 1080C of the Oklahoma General Corporation Act.

4. This Corporation's Certificate of Incorporation is restated as follows:

FIRST. The name of this corporation is: FullNet Communications, Inc.

SECOND. The address, including the street, number, city and county, of this Corporation's registered office in the State of Oklahoma is 201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, Oklahoma County, Oklahoma 73102; the name of this Corporation's registered agent at such address is Timothy J. Kilkenny.

THIRD. The nature of the business and the purpose of this Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of Oklahoma.

FOURTH. The term of this Corporation is perpetual.

FIFTH. The total number of shares of capital stock which this Corporation shall have authority to issue is 50,000,000 shares, divided into 40,000,000 shares designated as Common Stock, par value $.00001 per share, and 10,000,000 shares designated as Preferred Stock, par value $.001 per share.

The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

Preferred

The board of directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the board with respect to each series shall include but not be limited to, determination of the following:

(a) The number of shares constituting the series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting right, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board shall determine;

(e) Whether or not shares shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary with different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for redemption or purchase of shares of the series, and if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative rights, preferences or limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the common shares with respect to the same dividend period.

If upon voluntary or involuntary liquidation, dissolution or wind up of this Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratable amount the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Common

Each of the shares of the Common Stock of this Corporation shall be equal in all respects to each other share. The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the board of directors at any time or from time to time out of any funds legally available therefor.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of this Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.

SIXTH. To the fullest extent permitted by the Oklahoma General Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

SEVENTH. Indemnity.

(a) Third Party Claims. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that such person shall be serving or served as a director, officer, employee or agent of this Corporation or shall be serving or served at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in

settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of this Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of this Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that such person's conduct was unlawful.

(b) Derivative Claims. This Corporation shall indemnify any person who was or shall be a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person shall be serving or served as a director, officer, employee or agent of this Corporation or shall be serving or served at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of this Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) Expenses. Expenses, including fees and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by this Corporation as authorized herein.

(d) Insurance. This Corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who shall be serving or served as a director, officer, employee or agent of this Corporation, or shall be serving or served at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not this Corporation would have the power to indemnify such person against such liability.

(e) Reimbursement. To the extent that any person entitled to indemnity hereunder by this Corporation has been successful on the merits or otherwise in defense

of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(f) Enforcement. Every such person shall be entitled, without demand by such person upon this Corporation or any action by this Corporation, to enforce such person's right to such indemnity in an action at law against this Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in such person's favor against this Corporation or otherwise, such person's costs and expenses incurred therein or in connection therewith or any part hereof.

EIGHTH. For the management of the business and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of this Corporation, its directors and its shareholders or any class thereof, as the case may be, it is further provided that:

(a) Management by Board of Directors. The business and affairs of this Corporation shall be under the direction of the board of directors.

(b) Number of Directors. Subject to the addition of any directors elected by a class of preferred stock as provided in Section (c) of this Article Eighth, the number of directors which shall constitute the whole board shall not be less than one nor more than five, and shall be determined by resolution adopted by a majority vote of the entire board of directors, or at an annual or special meeting of shareholders by the affirmative vote of a majority of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of such person's term.

(c) Classes of Directors; Election by Shareholders; Vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2016 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 2017 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2018 annual meeting of shareholders. Not more than one class of directors shall be subject to replacement by the shareholders during any single year. At each annual meeting of shareholders beginning in 2016, successors to the class of directors whose term expires at that annual meeting may be elected for a three-year term; however, in the absence of a nomination for a successor, the term of the then current director shall simply be extended for another full three year term without further action being required. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any

additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until a successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. No election of directors need be by written ballot.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation of such class or series of Preferred Stock or the resolution or resolutions adopted by the Board of Directors pursuant to Section (b) of this Article Eighth applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Eighth unless expressly provided by such terms.

(d) Prior to receipt of any payment for any of this Corporation's stock, the bylaws of this Corporation shall be adopted, amended or repealed by the incorporator. Thereafter, the power to adopt, amend or repeal the bylaws is conferred on the board of directors.

NINTH. This Corporation elects that the Control Share Acquisition Act as set forth in Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes shall not apply to this Corporation. Furthermore, this Corporation elects not to be governed by Section 1090.3 of Title 18 of the Oklahoma Statutes.

TENTH. Amendments; Bylaws; Written Consent.

(a) Amendments to Certificate of Incorporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles Sixth, Seventh, Eighth and this Article Tenth of this Certificate of Incorporation. Except as set forth above, the affirmative vote of the holders of more than 50% of the issued and outstanding stack having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision of this Certificate of Incorporation

(b) Bylaws. Prior to the receipt of any payment for any of this Corporation's stock, the Bylaws of this Corporation shall be adopted, amended or repealed by the

Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of this Corporation. In addition, the Bylaws of this Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of this Corporation entitled to vote thereon.

(c) Action By Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

IN WITNESS WHEREOF, this Corporation has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary this 3rd day of June, 2013.

FULLNET COMMUNICATIONS, INC.

By: ______________________
Timothy J. Kilkenny
Chief Executive Officer

ATTEST:

____
Roger P. Baresel, Secretary